SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. [    ])

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Mid Penn Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 29, 2004

Dear Shareholders:

It is my pleasure to invite you to attend the 2004 Annual Meeting of Shareholders of Mid Penn Bancorp, Inc. to be held on Tuesday, April 27, 2004, at 10:00 a.m., prevailing time. The annual meeting will be held at Mid Penn Bank, 349 Union Street, Millersburg, Pennsylvania 17061.

The Notice of the Annual Meeting and the enclosed proxy statement address the formal business of the meeting. The formal business agenda includes the election of four Class C Directors and the ratification of the selection of the independent auditors for 2004. At the meeting, management will review the corporation’s operations during the past year and will be available to respond to questions.

We strongly encourage you to vote your shares, whether or not you plan to attend the meeting. It is very important that you sign, date and return the accompanying proxy as soon as possible in the postage-paid envelope. If you do attend the meeting and wish to vote in person, you must give written notice to the corporation’s Secretary so that your proxy will be superseded by any ballot that you submit at the meeting.

Sincerely,

Eugene F. Shaffer
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 27, 2004

TO THE SHAREHOLDERS OF MID PENN BANCORP, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of Mid Penn Bancorp, Inc. will be held at 10:00 a.m., prevailing time, on Tuesday, April 27, 2004, at Mid Penn Bank, 349 Union Street, Millersburg, Pennsylvania 17061, for the following purposes:

1.	To elect four Class C Directors to serve for a 3-year term and until their successors are elected and qualified;

2.	To ratify the selection of Parente Randolph, PC, Certified Public Accountants, as the independent auditors for the corporation for the fiscal year ending December 31, 2004; and

3.	To transact any other business that may properly come before the annual meeting and any adjournment or postponement of the meeting.

In accordance with the corporation’s Bylaws and action of the Board of Directors, only those shareholders of record at the close of business on February 20, 2004, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

We enclose a copy of the corporation’s Annual Report to Shareholders for the fiscal year ended December 31, 2003. You may obtain a copy of the corporation’s annual report on Form 10-K including the financial statements and any exhibits for the 2003 fiscal year, at no cost, by contacting Alan W. Dakey, President and Chief Executive Officer, 349 Union Street, Millersburg, Pennsylvania 17061, telephone: (717) 692-2133.

We urge you to mark, sign, date and promptly return your proxy in the enclosed envelope so that you may vote your shares and in order that we may assure the presence of a quorum. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the corporation in reducing the expense of additional proxy solicitation. Giving your proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the corporation.

By Order of the Board of Directors,

Eugene F. Shaffer
Chairman of the Board

Millersburg, Pennsylvania

March 29, 2004

Your vote is important.

To vote your shares, please sign, date and complete the enclosed proxy and mail it promptly in the enclosed, postage-paid return envelope.

MID PENN BANCORP, INC.

349 UNION STREET

MILLERSBURG, PA 17061

AMEX Trading Symbol: MBP

PROXY STATEMENT

2004 ANNUAL MEETING OF SHAREHOLDERS

APRIL 27, 2004

Mailed to Shareholders on or about March 29, 2004

FREQUENTLY ASKED QUESTIONS AND ANSWERS

Q:	WHO IS ENTITLED TO VOTE?

A:	Shareholders as of the close of business on February 20, 2004 (the voting record date) are entitled to vote and each share of common stock is entitled to one vote.

Q:	HOW DO I VOTE?

A:	There are two methods. You may vote by completing and mailing your proxy or by attending the meeting and voting in person. (See page 4 for more details.)

Q:	HOW DOES DISCRETIONARY AUTHORITY APPLY?

A:	If you sign your proxy but do not make any selections, you give authority to Roberta A. Hoffman, Randall L. Klinger and Allen J. Trawitz, as proxy holders, to vote on the two proposals and any other matters that may arise at the meeting.

Q:	IS MY VOTE CONFIDENTIAL?

A:	Yes. Only the Judges of Elections and the proxy holders have access to your proxy. All comments remain confidential unless you ask that your name be disclosed.

Q:	WHO WILL COUNT THE VOTES?

A:	Kathy I. Bordner, Kevin W. Laudenslager and Dennis E. Spotts will tabulate the votes and act as Judges of Elections.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY?

A:	Your shares are probably registered differently or are in more than one account. Sign and return all proxies to ensure that all your shares are voted. If you have all of your accounts registered in the same name and address, you should only receive one set of proxy materials in future years. You may arrange to have your shares registered in the same name and address by contacting the corporation’s transfer agent, Wells Fargo Shareowner Services at (800) 468-9716.

Q:	WHAT CONSTITUTES A QUORUM?

A:	At close of business on February 20, 2004, the corporation had 3,188,504 shares of common stock issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the transaction of business at the meeting. If you vote by proxy or in person, we consider your shares as a part of the quorum.

Q:	WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?

A:	Approximately 18.74% of our common stock, as of close of business on February 20, 2004. (See page 19 for more details.)

Q:	WHEN ARE THE 2005 SHAREHOLDER PROPOSALS DUE?

A:	As a shareholder, you must submit your proposal in writing by November 29, 2004, to Cindy L. Wetzel, Secretary, Mid Penn Bancorp, Inc., 349 Union Street, Millersburg, Pennsylvania 17061. (See page 23 with regard to director nomination procedures.)

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

MID PENN BANCORP, INC.

APRIL 27, 2004

GENERAL INFORMATION

Date, Time and Place of Annual Meeting

Mid Penn Bancorp, Inc., a Pennsylvania business corporation and registered bank holding company, furnishes this proxy statement in connection with the Board of Directors’ solicitation of proxies to be voted at the 2004 Annual Meeting of Shareholders. The annual meeting will be held at Mid Penn Bank, 349 Union Street, Millersburg, Pennsylvania 17061, on Tuesday, April 27, 2004, at 10:00 a.m., prevailing time. The corporation’s principal executive office is located at 349 Union Street, Millersburg, Pennsylvania 17061; the telephone number is (717) 692-2133. All inquiries regarding the annual meeting should be directed to Alan W. Dakey, President and Chief Executive Officer of Mid Penn Bancorp, Inc.

Description of Mid Penn Bancorp, Inc.

Mid Penn Bancorp, Inc. became a bank holding company under Pennsylvania law and the Bank Holding Company Act of 1956 on December 31, 1991. Mid Penn Bank is the corporation’s wholly-owned subsidiary and is a Pennsylvania chartered commercial bank.

We are mailing a copy of the corporation’s Annual Report to Shareholders for the fiscal year ended December 31, 2003, with this proxy statement. You may obtain a copy of the corporation’s annual report on Form 10-K including the financial statements and exhibits for the 2003 fiscal year at no cost by contacting Alan W. Dakey, President and Chief Executive Officer, 349 Union Street, Millersburg, Pennsylvania 17061, telephone: (717) 692-2133.

We have not authorized anyone to provide you with information about the corporation. You should rely only on the information contained in this document or on information to which we refer. Although we believe we have provided you with all the information helpful to you in your decision to vote, events may occur at Mid Penn Bancorp, Inc. subsequent to printing this proxy statement that might affect your decision or the value of your stock.

Additional Information

In accordance with Securities Exchange Act Rule 14a-3(3)(1), Mid Penn Bancorp, Inc., in the future intends to deliver only one annual report and proxy statement to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. This method of delivery is known as “householding”. Upon written or oral request, Mid Penn Bancorp, Inc. will promptly deliver a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Further, shareholders can notify Cindy L. Wetzel at Mid Penn Bancorp, Inc., 349 Union Street, Millersburg, Pennsylvania 17061 or by calling (717) 692-2133 and informing us that the shareholder wishes to receive a separate copy of an annual report or proxy statement in the future. In addition, if you are receiving multiple copies of Mid Penn Bancorp, Inc.’s annual report or proxy statement, you may request that we deliver only a single copy of annual reports or proxy statements by notifying us at the above address or telephone number.

VOTING PROCEDURES

Solicitation and Voting of Proxies

The Board of Directors solicits this proxy for use at the corporation’s 2004 annual meeting of shareholders. The corporation’s directors, officers and bank employees may solicit proxies in person or by telephone, facsimile, email or other similar means without additional compensation. The corporation will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the corporation sends to its shareholders. The corporation will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation materials to the beneficial owners of stock held by these entities. The corporation will reimburse these third parties for their reasonable forwarding expenses.

Only shareholders of record as of the close of business on February 20, 2004, may vote at the annual meeting. The corporation’s records show that, as of the voting record date, 3,188,504 shares of common stock were outstanding. On all matters to come before the annual meeting, shareholders may cast one vote for each share held. Cumulative voting rights do not exist with respect to the election of directors. See “Principal Shareholders” on page 19 for a list of the persons known by the corporation to be beneficial owners of 5% or more of the corporation’s common stock.

If your shares are registered directly in your name with Mid Penn Bancorp, Inc.’s transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the corporation. As the shareholder of record, you have the right to grant your voting proxy directly to the proxy holders or to vote in person at the meeting. The corporation has enclosed a proxy for your use.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

By properly completing a proxy, the shareholder appoints Roberta A. Hoffman, Randall L. Klinger and Allen J. Trawitz as proxy holders to vote the shares as indicated on the proxy. Proxy holders will vote any signed proxy not specifying to the contrary as follows:

FOR the election of A. James Durica, Theodore W. Mowery, William G. Nelson and Donald E. Sauve as Class C directors for 3-year terms expiring in 2007; and

FOR the ratification of the selection of Parente Randolph, PC, as the corporation’s independent auditors for the fiscal year ending December 31, 2004.

The Board of Directors proposes to mail this proxy statement to the corporation’s shareholders on or about March 29, 2004.

Quorum and Vote Required For Approval

In order to hold the annual meeting, a “quorum” of shareholders must be present. Under Pennsylvania law and the corporation’s Bylaws, the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. The proxy holders will count votes withheld and abstentions when determining the presence of a quorum for each matter. The proxy holders will not count broker non-votes when determining the presence of a quorum for the particular matter as to which the broker withheld authority.

If a quorum is present, the four candidates for director receiving the highest number of votes cast by shareholders will be elected. The proxy holders will not cast votes withheld or broker non-votes for the Board’s nominees.

If a quorum is present, ratification of the selection of the independent auditors requires the affirmative vote of a majority of all votes cast by shareholders. Abstentions and broker non-votes are not deemed to constitute “votes cast” and, therefore, do not count either for or against ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares voted from which the required majority is calculated.

Revocability of Proxy

Shareholders of record who sign proxies may revoke them at any time before they are voted by:

•	giving written notice of revocation to Cindy L. Wetzel, Secretary of Mid Penn Bancorp, Inc., at 349 Union Street, Millersburg, Pennsylvania 17061;

•	executing a later-dated proxy and giving written notice to the Secretary of the corporation; or

•	voting in person after giving written notice to the Secretary of the corporation.

You have the right to vote and, if desired, to revoke your proxy any time before the annual meeting. Should you have any questions, please call Cindy L. Wetzel at (717) 692-2133.

Methods of Voting

Voting by Proxy

•	Mark your selections.

•	Date your proxy and sign your name exactly as it appears on your proxy.

•	Mail to the corporation in the enclosed, postage-paid envelope.

Voting in Person

•	Attend the annual meeting and show proof of eligibility to vote (including proper identification).

•	Obtain a ballot.

•	Mark your selections.

•	Date your ballot and sign your name exactly as it appears in the corporation’s transfer books.

GOVERNANCE OF THE CORPORATION

Governance

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state which we are incorporated), the rules and listing standards of the American Stock Exchange (“AMEX”) and SEC regulations, as well as best practices suggested by recognized governance authorities.

Currently, our Board of Directors has twelve members. Under the AMEX standards for independence, the following directors meet the standards for independence: Jere M. Coxon, A. James Durica, Earl R. Etzweiler, Gregory M. Kerwin, Charles F. Lebo, Theodore W. Mowery, William G. Nelson, Donald E. Sauve, Edwin D. Schlegel, and Guy J. Snyder, Jr. This constitutes more than a majority of our Board of Directors. Only independent directors serve on our Audit Committee.

The corporation’s Board of Directors oversees all business, property, and affairs of the corporation. The Chairman and the corporation’s officers keep the members of the Board informed of the corporation’s business through meetings and by providing reports and other materials to the members.

Code of Ethics

In 2003, as required by law and regulation, the corporation and the bank adopted a Code of Ethics for directors and executive officers. The Code of Ethics encourages individuals to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. We will file a copy of the Code of Ethics for directors and executive officers with the SEC as an exhibit to our December 31, 2003 Annual Report on Form 10-K. The Code of Ethics for directors and executive officers is available on the Investor Relations page of Mid Penn’s website at www.midpennbank.com. The corporation and the bank maintain a separate Business Ethics and Conduct code for all employees as part of the Employee Reference Handbook.

Shareholder Communications

The Board of Directors does not have a formal process for shareholders to send communications to the Board. Due to the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received from shareholders are shared with the full Board or appropriate committee as warranted. The Board does have a complaint procedure for communicating accounting, internal accounting controls and auditing matters. Please refer to the Investor Relations page of Mid Penn’s website at www.midpennbank.com for complete details.

A shareholder who intends to nominate an individual for election to the Board of Directors (other than a candidate proposed by the Board of Directors) must notify the Secretary of the corporation in compliance with the requirements of Article 10, Section 10.1 of the corporation’s Bylaws. Any shareholder who intends to nominate a candidate for election to the Board of Directors must notify the Secretary of the corporation in writing not less than 60 days prior to the date of any shareholder meeting called for the election of directors.

Committees and Meetings of the Corporation’s Board of Directors

The Board of Directors of the corporation maintains an Audit Committee and a Nominating Committee which jointly serve the corporation and the bank. The corporation does not maintain a compensation committee; however, the bank maintains a standing committee that performs the functions of a compensation committee. The entire Board meets to discuss the corporation’s business.

Committees and Meetings of Mid Penn Bank’s Board of Directors

During 2003, Mid Penn Bank’s Board of Directors maintained 6 standing committees: Executive, Trust, Audit, Loan, Nominating and Salary & Personnel. The function of each of these committees is described below.

EXECUTIVE. This committee meets only as needed and acts with limited powers on behalf of the Board whenever the Board is not in session. Earl Etzweiler serves as Chairman of this committee.

TRUST. This committee determines the policies and investments of the Trust Department and approves the acceptance of all fiduciary relationships and the closing out or the relinquishment of all fiduciary relationships. William Nelson serves as Chairman of this committee.

AUDIT. This committee oversees audit coverage, selects the independent auditors and recommends the Board request shareholder ratification of the independent auditors for the year, reviews the annual financial statements of the corporation and auditor’s reports, and monitors with management and the auditor the system of internal controls and its accounting and reporting practices. All members of the Audit Committee are non-employee directors and are independent as defined in Section 121(A) of the AMEX listing standards. Charles Lebo serves as Chairman of this committee.

LOAN. This committee determines if loans exceeding the loan officers lending limit authority should be approved or rejected. Jere Coxon serves as Chairman of this committee.

NOMINATING. This committee was formed in 2003. This committee identifies individuals qualified to become Board members, evaluates and selects, or recommends to the Board, director nominees for each election of directors. All members, with the exception of Alan Dakey and Eugene Shaffer, are independent (as independence is currently defined in Section 121(A) of the AMEX listing standards). Edwin Schlegel serves as Chairman of this committee.

The Nominating Committee does not have a charter. Candidates for director must be qualified in terms of education, professional experience, business contacts and special skills. Other less tangible, but equally important, qualifications include general representation from the markets served, enthusiasm, maturity, reputation, compatibility with other Board members, diplomacy and independent judgment. In addition, candidates should have a vested interest in the corporation through ownership of corporation stock. New directors are required to own a minimum of 1,000 shares of Mid Penn Bancorp, Inc. common stock or agree to acquire a minimum of 1,000 shares of Mid Penn Bancorp, Inc. stock within one year from their date of appointment to the Board of Directors. Additional share ownership is encouraged.

The Nominating Committee process for identifying and evaluating nominees consists of compiling a list of nominees recommended by shareholders, Mid Penn Bancorp, Inc. directors and individuals who have approached officers and directors for consideration. Information is gathered concerning the potential Board member’s location of business and residence, shares owned, profession or business, and deposit and loan relationship with the bank. Personal information about the individual is also gathered to determine if he/she meets the criteria listed in the Directors Policy. The Nominating Committee screens this information to form a smaller number of final candidates to be interviewed. Upon completion of the interviews, the Nominating Committee makes a final recommendation to the full Board of Directors for appointment. All potential candidates are screened by the same process regardless of whether they were recommended by a shareholder or by another party.

SALARY & PERSONNEL. This committee reviews employee performance evaluations and makes salary recommendations to the Board of Directors. Gregory Kerwin serves as Chairman of this committee.

	Executive	Trust	Audit	Loan	Nominating	Salary & Personnel
Jere M. Coxon			X	X	X	X

Alan W. Dakey	X	X		X	X	X

A. James Durica			X

Earl R. Etzweiler	X	X

Gregory M. Kerwin					X	X

Charles F. Lebo	X		X	X

Theodore W. Mowery

William G. Nelson	X	X		X		X

Donald E. Sauve	X		X

Edwin D. Schlegel		X	X		X

Eugene F. Shaffer	X	X		X	X	X

Guy J. Snyder, Jr.		X	X			X

Meetings Held in 2003	0	10	8	22	4	1

Each of the directors attended at least 75% of the total number of Board of Directors meetings and committee meetings for the corporation and the bank during their tenure on the Board in 2003.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Directors of Mid Penn Bancorp, Inc.

During fiscal 2003, the corporation’s Board of Directors held 5 meetings. The bank’s Board of Directors held 13 meetings during fiscal 2003. The following table sets forth (in alphabetical order) selected information about the corporation’s directors.

Name	Director Since	Class of Director	Age as of March 15, 2004
Jere M. Coxon	1991	B	61

Alan W. Dakey	1995	B	52

A. James Durica	2003	C	56

Earl R. Etzweiler	1991	C	70

Gregory M. Kerwin	1999	A	53

Charles F. Lebo	1991	B	70

Theodore W. Mowery	2003	C	45

William G. Nelson	1991	C	68

Donald E. Sauve	1999	C	62

Edwin D. Schlegel	1991	A	65

Eugene F. Shaffer	1991	A	68

Guy J. Snyder, Jr.	1991	B	66

Executive Officers of Mid Penn Bancorp, Inc.

The following table sets forth, as of March 15, 2004, selected information about the corporation’s principal officers, each of whom is elected by the Board of Directors and each of whom holds office at the Board’s discretion.

Name	Position	Position Held Since	Age as of March 15, 2004
Eugene F. Shaffer	Chairman	1991	68

Earl R. Etzweiler	Vice Chairman	1991	70

Alan W. Dakey	President and Chief Executive Officer	2000	52

Kevin W. Laudenslager	Treasurer	1998	40

Cindy L. Wetzel	Secretary	1991	42

Executive Officers of Mid Penn Bank

The following table sets forth, as of March 15, 2004, selected information about the principal officers of Mid Penn Bank, each of whom is elected by the bank’s Board of Directors and each of whom holds office at the Board’s discretion.

Name	Position	Position Held Since	Employee Since	Age as of March 15, 2004
Eugene F. Shaffer	Chairman of the Board	1976	1969	68

Alan W. Dakey	President and Chief Executive Officer	1994	1993	52

Kevin W. Laudenslager	Executive Vice President and Chief Financial Officer	2003 2002	1985	40

Eric S. Williams	Executive Vice President and	2003	2001	42
	Senior Commercial Loan Officer	2002

Allen J. Trawitz	Executive Vice President	1998	1998	57

Randall L. Klinger	Senior Vice President and Senior Credit Officer	1989 1986	1974	55

Dennis E. Spotts	Vice President and Operations Officer	1980 2001	1973	50

Michael T. Lehmer	Vice President and Senior Trust Officer	2001	2001	46

AUDIT COMMITTEE REPORT

The Board of Directors adopted a written charter for the Audit Committee, which was reviewed and revised in February 2004. The Audit Committee Charter is attached to this proxy statement as the Appendix. As required by the charter, the Audit Committee, in fulfilling its oversight responsibilities regarding the audit process:

•	reviewed and discussed the fiscal year 2003 audited financial statements with management and the independent auditors;

•	discussed with the independent auditors, Parente Randolph, PC, the matters required to be discussed by Statement on Accounting Standards No. 61 (Codification of Statements on Auditing Standards, AU 380, as amended or supplemented); and

•	reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees, as modified or supplemented), and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2003, be included in the corporation’s Annual Report on Form 10-K and filed with the Securities and Exchange Commission.

Aggregate fees billed to the corporation and the bank by Parente Randolph, PC, the independent accountants, for professional services rendered are as follows:

Year Ended December 31,	2003	2002
Audit fees	$52,800	$49,500
Audit related fees	0	0
Tax fees	$5,500	$5,000
All other fees	$2,020	0

Audit fees include fees billed for professional services rendered for the audit of annual financial statements and fees billed for the review of financial statements included in Mid Penn Bancorp, Inc. Forms 10-Q or services that are normally provided by Parente Randolph, PC in connection with statutory and regulatory filings or engagements.

There were no Audit related fees.

Tax fees include fees billed for professional services rendered by Parente Randolph, PC for tax compliance, tax advice and tax planning.

All other fees include fees billed for products and services provided by Parente Randolph, PC other than the services reported under the Audit fees or Tax fees sections of the table above. These include consulting fees pertaining to potential branch acquisitions.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The foregoing report has been furnished by the current members of the Audit Committee which is comprised of six directors, all of whom are considered “independent” as defined in Section 121 of the AMEX Company Guide. A. James Durica is qualified as an Audit Committee financial expert within the meaning of SEC and AMEX regulations, and the Board has determined that he has accounting and related financial management expertise to satisfy SEC requirements and those of the American Stock Exchange.

Audit Committee

Charles F. Lebo, Chairman	Jere M. Coxon
A. James Durica	Donald E. Sauve
Edwin D. Schlegel	Guy J. Snyder, Jr.

ELECTION OF DIRECTORS

Qualifications and Nomination of Directors

The corporation’s Bylaws authorize the number of directors to be not less than five nor more than 25. The Bylaws also provide for three classes of directors with staggered 3-year terms of office. The Board of Directors nominated the four persons named below to serve as directors until the 2007 annual meeting of shareholders or until their earlier death, resignation, or removal from office. The nominees are presently members of the Board of Directors and have consented to serve another term as a director if re-elected. If the nominees should be unavailable to serve for any reason, a majority of the Board of Directors then in office may select someone to fill the vacancy until the expiration of the term of the class of directors to which he or she is appointed.

The Board of Directors is divided into three classes. Terms of the members of each class expire at successive annual meetings. Currently, Class A consists of three directors, Class B consists of four directors, and Class C consists of five directors. Shareholders will elect four Class C directors at this annual meeting to serve for a 3-year term.

The proxy holders intend to vote proxies for the election of each of the four nominees named below, unless you indicate that your vote should be withheld from any or all of them. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified, or until his or her death, resignation, retirement or removal from office.

The Board of Directors proposes the following nominees for election as Class C Directors at the annual meeting:

•	A. James Durica

•	Theodore W. Mowery

•	William G. Nelson

•	Donald E. Sauve

INFORMATION REGARDING DIRECTOR NOMINEES

AND CONTINUING DIRECTORS

The principal occupation and certain other information regarding the nominees for director and continuing directors are set forth below. You will find information about their share ownership on page 19.

Pursuant to the policy of the corporation’s Board, directors who reach the age of 70 prior to the date of the annual meeting may no longer serve on the Board of Directors. Directors Etzweiler and Lebo, having attained the age of 70, will be retiring at the annual meeting, at which time they will become Directors Emeriti.

Current Class C Directors (to serve until 2004)

and

Nominees for Class C Directors (to serve until 2007)

A. James Durica	Mr. Durica, age 56, has been a director since November 2003. He is an independent management consultant in Hershey, PA. He served as President of Governor Funds at M&T Bank from October to December 2000. He previously served as Senior Vice President, Treasurer and Chief Investment Officer of Keystone Financial, Inc.

Theodore W. Mowery	Mr. Mowery, age 45, has been a director since December 2003. He is a partner with Gunn-Mowery Insurance Group, Inc. in Camp Hill, PA.

William G. Nelson	Mr. Nelson, age 68, has been a director since 1991. He is President of Hess Trucking Co., Inc. in Harrisburg, PA.

Donald E. Sauve	Mr. Sauve, age 62, has been a director since 1999. He is a consultant for Don’s Food Market, Inc. in Lykens, PA.

Board of Directors - Continuing as Directors

Class A Directors (to serve until 2005)

Gregory M. Kerwin	Mr. Kerwin, age 53, has been a director since 1999. Mr. Kerwin is a senior partner with the firm of Kerwin & Kerwin, Attorneys at Law in Elizabethville, PA.

Edwin D. Schlegel	Mr. Schlegel, age 65, has been a director since 1991. Mr. Schlegel is retired and previously served as Superintendent of the Millersburg Area School District.

Eugene F. Shaffer	Mr. Shaffer, age 68, has been Chairman of the corporation since 1991 and Chairman of the bank since 1976. Mr. Shaffer served as President and Chief Executive Officer of the corporation from 1991 to May 2000 and also served as President and Chief Executive Officer of the bank from 1976 to 1994.

Class B Directors (to serve until 2006)

Jere M. Coxon	Mr. Coxon, age 61, has been a director since 1991. He is Executive Vice President of Penn Wood Products, Inc. in East Berlin, PA.

Alan W. Dakey	Mr. Dakey, age 52, has been a director since 1995. He has been President and Chief Executive Officer of the bank since 1994 and became President and Chief Executive Officer of the corporation in May 2000.

Guy J. Snyder, Jr.	Mr. Snyder, age 66, has been a director since 1991. He is President of Snyder Fuels, Inc. in Sunbury, PA.

RETIRING DIRECTORS

CLASS B

Charles F. Lebo	Mr. Lebo, age 70, has been a director since 1991. He is a retired educator of the Pennsylvania Department of Education.

CLASS C

Earl R. Etzweiler	Mr. Etzweiler, age 70, has served as director and Vice Chairman since 1991. He is the owner of Etzweiler & Associates, Attorneys at Law in Harrisburg, PA.

The Board of Directors recommends that shareholders vote FOR the election of the nominees listed above as Class C Directors of Mid Penn Bancorp, Inc.

Compensation of the Board of Directors

Directors received no remuneration for attendance at the meetings of the Board of Directors of the corporation.

During 2003, Mid Penn Bank directors earned an annual fee of $7,000, except Mr. Shaffer, who in lieu of director fees, received $10,000 compensation. A bonus is payable to directors each year based upon whether the bank meets certain performance criteria, with respect to earnings and growth, as outlined in the bank’s Performance Bonus Plan. Members of committees receive $100 for each meeting attended if the meeting is held on a day other than that of the regularly scheduled Board meeting. Directors who are also officers of the bank are not paid for attending committee meetings. In 2003, the Board of Directors earned $82,207 in the aggregate, for all Board of Directors’ fees, bonuses and committee meetings attended.

The bank maintains a deferred fee plan for outside directors, which enables a director to defer payment of his fees until he leaves the Board. Following are the directors and their respective contributions for 2003: Earl Etzweiler: $7,000, Gregory Kerwin: $1,200, Charles Lebo: $2,000, William Nelson: $2,000, Donald Sauve: $7,000, and Edwin Schlegel: $7,000.

In May 1995, the Mid Penn Bank directors adopted a retirement bonus plan. The plan pays a retirement bonus to directors who voluntarily retire from service, or who have attained the Board’s retirement policy age of 70. The retirement bonus is determined by multiplying the “base retirement bonus” for the member’s position ($400 for the Chairman, $200 for all other directors) by the number of full years the member served. No portion of the payment under this plan is assignable. The plan contains an inflationary adjustment provision and provides for survivor benefits. Payments due under the plan are paid quarterly. Harvey Hummel, Warren Miller and Charles Phillips received a total of $8,867 under this plan in 2003.

SALARY & PERSONNEL COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The corporation’s officers and employees are not compensated by the corporation. Mid Penn Bank, the wholly-owned bank subsidiary of Mid Penn Bancorp, Inc., provides compensation to the employees of the bank. The Board of Directors, acting in the best interests of the corporation’s shareholders, customers, and the communities it serves, is responsible for providing compensation to all employees based on the individual’s contribution and personal performance. The Salary & Personnel Committee administers the compensation program. The committee strives to offer a fair and competitive compensation policy to govern executive officers’ base salaries and incentive plans and to attract and maintain competent, dedicated, and ambitious managers whose efforts will enhance the products and services of the corporation and of the bank, resulting in higher profitability, increased dividends to the corporation’s shareholders and appreciation in market value of the corporation’s common stock.

The compensation of the bank’s top executives is reviewed and approved annually by the Board of Directors upon the recommendations of the Salary & Personnel Committee. As a guideline for determining base salaries, the committee uses the Salary/Benefits Survey published by L.R. Webber Associates, Inc. This peer group of banks with assets ranging from $300 million to $499 million by region is different from the peer group used for the performance graph. The committee uses this peer group of banks because of common industry issues and competition for the same executive talent group.

The committee does not deem Section 162(m) of the Internal Revenue Code to be applicable to the corporation at this time. The committee intends to monitor the future application of Section 162(m) to the compensation paid to its executive officers and, in the event that this section becomes applicable to the corporation, the committee intends to amend the bank’s compensation plans to preserve the deductibility of compensation payable thereunder.

Chief Executive Officer Compensation

The Board of Directors determined the bank’s Chief Executive Officer’s 2003 compensation of $162,607 comprised of his annual cash salary, cash bonus and incentives, exclusive of director’s fees, to be appropriate in light of the corporation’s 2003 performance. The bank maintains an executive deferred compensation plan which allows Mr. Dakey to defer compensation for a specified period in order to provide future retirement income. During 2003, Mr. Dakey deferred $20,000 in bonus compensation. The 2003 compensation represents the combined salary, bonus and incentives reported on the Summary Compensation Table. No direct correlation exists between the Chief Executive Officer’s compensation and any specific performance criteria, nor is any weight given by the committee to any specific individual criteria. The Chief Executive Officer’s compensation is based on the committee’s subjective determination after review of all information that it deems relevant.

Executive Officer Compensation

The committee bases compensation increases to executive officers on subjective analysis of each individual’s contribution to the bank. The Board of Directors considers numerous factors in determining compensation increases including:

•	the bank’s earnings;

•	return on assets;

•	return on equity;

•	market share;

•	total assets; and

•	loans.

Although performance and increases in compensation were measured by these factors, among others, no direct correlation formula exists between any specific criterion and an employee’s compensation. The committee’s analysis did not provide a specific weight to any criteria. The committee’s determination is subjective after review of all information deemed relevant.

Individuals are reviewed annually on a calendar basis. Total compensation opportunities available to bank employees are influenced by general market conditions, specific individual responsibilities, and the individual’s contributions to the bank’s success. The bank strives to offer compensation that is competitive with that offered by employers of comparable size in the banking industry. The corporation strives to meet its strategic goals and objectives to its constituencies and to provide fair and meaningful compensation to its employees.

Salary & Personnel Committee

Gregory M. Kerwin, Chairman	Jere M. Coxon
Alan W. Dakey	William G. Nelson
Eugene F. Shaffer	Guy J. Snyder, Jr.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

Mr. Alan W. Dakey, President and Chief Executive Officer of the corporation, is a member of the Board’s Salary & Personnel Committee that performs the functions of a compensation committee. Mr. Dakey did not participate in conducting his own review nor did he take part in determining his own compensation.

EXECUTIVE COMPENSATION

Information concerning the annual cash and non-cash compensation paid, awarded or earned for services in all capacities to the corporation and the bank for the fiscal years ended December 31, 2003, 2002 and 2001 of the President and Chief Executive Officer is set forth below. No other executive officer’s total annual salary and bonus exceeded $100,000 during 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
					Awards		Payout
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)(2)	Other Annual Compensation ($) (3)	Restricted Stock Awards ($)	Options/ SARs (#)($)	Payouts ($)	All other Compensation ($) (4)(5)(6) (7)(8)(9)
Alan W. Dakey President and Chief Executive Officer	2003 2002 2001	134,500 109,940 124,820	28,605 3,745 31,885	7,000 7,000 7,000	— — —	— — —	— — —	50,611 67,835 44,903

(1)	Includes bonus of $20,000 for 2003 and 2001, which Mr. Dakey elected to defer pursuant to the executive deferred compensation/bonus plan.
(2)	Includes a director’s bonus paid to Mr. Dakey in 2003 and 2001 of $798 and $840, respectively.
(3)	Includes annual Board of Directors fees of $7,000 paid to Mr. Dakey in 2003, 2002 and 2001.
(4)	Includes a perfect attendance bonus of $300 paid to Mr. Dakey in 2003 and a perfect attendance bonus and incentives totaling $260 paid to Mr. Dakey in 2002.
(5)	Includes compensation of $20,000 for 2002, which Mr. Dakey elected to defer pursuant to the executive deferred compensation/bonus plan.
(6)	Includes $13,450, $12,994 and $12,482, contributed by the bank to the Profit Sharing Retirement Plan on behalf of Mr. Dakey in 2003, 2002 and 2001, respectively.
(7)	Includes $6,725, $6,497 and $6,241, contributed by the bank to the ESOP on behalf of Mr. Dakey in 2003, 2002 and 2001, respectively.
(8)	The bank maintains a salary continuation plan for Mr. Dakey upon his retirement. The value of the bank’s contribution to the plan for 2003, 2002 and 2001 was $29,624, $27,626 and $25,764, respectively.
(9)	Life insurance coverage of two times the final salary is being provided to Mr. Dakey under an endorsement split dollar arrangement. The economic value of his respective life insurance coverage for 2003, 2002 and 2001 is $512, $458 and $416, respectively.

The corporation does not maintain any equity compensation plans.

Change of Control Agreement

In January 1999, the corporation, the bank and the executive Alan W. Dakey entered into a change of control agreement. The agreement defines certain severance benefits the corporation and the bank will pay to the named executive in the event of a change of control. The benefits were granted in order to recognize the past and present service of the executive and to provide incentive for his continued valued service. The agreement continues until such time as either party gives the other written notice of termination of employment with, or without, cause. The agreement is not intended to affect the employment status of the executive in the absence of a change of control.

In the event of a change of control, the executive is entitled to receive an annual payment equal to his normal retirement benefit and that benefit is payable for 15 years in equal monthly installments, commencing with the month following normal retirement age.

Profit Sharing Retirement Plan

The corporation does not maintain a pension plan. The bank, however, maintains the Employee Profit Sharing Retirement Plan, created in 1949 and restated in 1994, which covers all bank employees who meet eligibility requirements. Eligible employees are entitled to receive a share of the bank’s contribution to the plan if they are bank employees on December 31st.

The annual contribution is determined by the bank’s Board of Directors and is contingent upon current or accumulative profits of the bank with the total amount of the annual contribution not to exceed 15% of the total eligible compensation paid by the bank to all participating employees. A participating employee’s share of such annual contribution is allocated on the basis of the participating employee’s eligible compensation up to $150,000 as compared to the total eligible compensation of all the participating employees. The contributions to the plan are paid to a trust fund that is administered by the bank’s Trust Department. A participating employee is allocated a share of the net income of the trust fund and the increase or decrease in the fair market value of its assets on the basis of such employee’s beginning of the plan year account balance, less any payments as compared to the total beginning account balances, less payments to all the participating employees. A notice of the account balance is given to participating employees annually.

Distributions under the plan can be made to participating employees upon retirement, either normal or early retirement as defined in the plan, at death or disability of the participating employee or upon severing employment if either partially or fully vested. The plan provides for percentage vesting of 20% for the first full three years of service increasing annually thereafter to 100% vesting after seven full years of participation. The plan provides for an accelerated vesting schedule in the event it becomes top-heavy.

Management cannot determine the extent of the benefits that any participating employee may be entitled to receive under the plan on the date of termination of employment because the amount of the benefits is dependent, among other things, upon the bank’s future earnings, the participants’ future compensation and the future earnings of the plan’s trust fund. As of December 31, 2003, the total market value of the Employee Profit Sharing Retirement Fund was approximately $4,522,514. As of December 31, 2003, there were 24,926 shares of Mid Penn Bancorp, Inc. common stock in the plan, and the market value of these shares was $24 per share for a total of $598,214.

Contributions the bank paid to the plan were $267,556 for 2003. The bank contributed $13,450 in 2003 to the plan for Mr. Dakey, President and Chief Executive Officer of the corporation and the bank. As of March 15, 2004, Mr. Dakey had 10 years of credited service under the plan.

Employee Stock Ownership Plan

Effective January 1, 1998, the Board of Directors adopted the Mid Penn Bank Employee Stock Ownership Plan for all bank employees and its subsidiaries who satisfy length of service requirements. Participants do not contribute to the plan. Each year the bank may, in its discretion, contribute to the ESOP. In 2003, the bank contributed $133,778 to the plan. The bank contributed $6,725 in 2003 to the plan for Mr. Dakey, President and Chief Executive Officer of the corporation and the bank.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Neither the corporation nor the bank have entered into any material transactions, proposed or consummated, with any director or executive officer of Mid Penn Bancorp, Inc. or Mid Penn Bank, or any associate of the foregoing persons. The corporation and the bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers and their associates on comparable terms with similar interest rates as those prevailing from time to time for other customers.

Total loans outstanding from the corporation and the bank at December 31, 2003, to the corporation’s and the bank’s officers and directors as a group, members of their immediate families and companies in which they had an ownership interest of 10% or more amounted to $4,454,000, or approximately 15.6% of the bank’s total equity capital. At February 20, 2004, total loans outstanding for the same group totaled $3,129,000 or 12.5% of the bank’s total equity capital. The bank made these loans in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The loans did not involve more than the normal risk of collection or present other unfavorable features.

During 2003, Earl R. Etzweiler, Esquire, a director of the corporation and the bank, served as solicitor of the corporation and the bank. During 2003, Mr. Etzweiler received fees of $43,868 from the bank for legal services rendered.

BENEFICIAL OWNERSHIP OF

MID PENN BANCORP’S STOCK HELD BY

PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Principal Shareholders

The following table sets forth, as of February 20, 2004, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5% of the corporation’s outstanding common stock, the number of shares beneficially owned by the person, and the percentage of the corporation’s outstanding common stock so owned.

Title of Class of Security	Name and Residential Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	CEDE & Co. (1) The Depository Trust Company PO Box 20 Bowling Green Station New York, NY 10274	938,184 shares	29.42%

(1)	CEDE & Co. holds shares of various brokerage firms, banks or other nominees on behalf of individual shareholders, commonly referred to shares held in “street name”.

Share Ownership by the Directors, Officers and Nominees

The following table sets forth, as of February 20, 2004, and from information received from the respective individuals, the amount and percentage of the common stock beneficially owned by each director, each nominee for director, and all executive officers, directors and nominees of Mid Penn Bancorp, Inc. as a group, excluding any fractional share holdings. The shares are individually held unless otherwise noted in a footnote.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Jere M. Coxon	49,795	(2)	1.56%

Alan W. Dakey	9,692	(3)	0.30%

A. James Durica	0		—

Earl R. Etzweiler	118,850		3.73%

Gregory M. Kerwin	17,607	(4)	0.55%

Charles F. Lebo	34,567	(5)	1.08%

Theodore W. Mowery	115		—

William G. Nelson	70,320	(6)	2.21%

Donald E. Sauve	1,882	(7)	0.06%

Edwin D. Schlegel	72,952	(8)	2.29%

Eugene F. Shaffer	114,008	(9)	3.58%

Guy J. Snyder, Jr.	104,120	(10)	3.27%

All Officers and Directors as a Group (14 persons)	597,435		18.74%

(1)	The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after February 20, 2004. Beneficial ownership may be disclaimed as to certain of the securities.
(2)	Includes 1,623 shares held by Mr. Coxon’s spouse.
(3)	Includes 9,026 shares held jointly by Mr. Dakey and his spouse.
(4)	Shares held jointly by Mr. Kerwin and his spouse.
(5)	Includes 11,195 shares held jointly by Mr. Lebo and his spouse.
(6)	Includes 10,629 shares held by Mr. Nelson’s spouse.
(7)	Shares held jointly by Mr. Sauve and his spouse.
(8)	Shares held jointly by Mr. Schlegel and his spouse.
(9)	Includes 6,648 shares held jointly by Mr. Shaffer and his spouse. Mr. Shaffer is the trustee of four trusts, held for the benefit of various family members, which hold a total of 31,366 shares.
(10)	Includes 54,065 shares held jointly by Mr. Snyder and his spouse and 50,055 shares held individually by his spouse.

COMPLIANCE WITH SECTION 16(a) REPORTING

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that officers and directors, and persons who own more than 10% of a registered class of the corporation’s equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the corporation with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of these forms, or written representations from certain reporting persons that no Forms 5 were required for those persons, Mid Penn Bancorp, Inc. believes that during the period from January 1, 2003, through December 31, 2003, its officers and directors complied with all applicable filing requirements, except that Messrs. Durica and Mowery each individually filed one late initial report, and Mr. Williams filed one late report for one transaction.

SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on Mid Penn Bancorp, Inc.’s common stock against the cumulative total return of the S&P 500 Stock Index and the Mid-Atlantic Custom Peer Group Index for the period of five fiscal years commencing January 1, 1999, and ending December 31, 2003. The graph shows that the cumulative investment return to shareholders, based on the assumption that a $100 investment was made on December 31, 1998, in each of the corporation’s capital stock, the S&P 500 Stock Index and the Mid-Atlantic Custom Peer Group Index, and that all dividends were reinvested in such securities over the past five years, the cumulative total return on such investment would be $139.94, $97.40 and $160.85, respectively. The shareholder return shown on the graph below is not necessarily indicative of future performance.

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Mid Penn Bancorp, Inc.	100.00	104.90	73.54	93.46	118.00	139.94
S&P 500*	100.00	121.11	110.34	97.32	75.75	97.40
Mid-Atlantic Custom Peer Group**	100.00	88.42	79.57	92.99	118.75	160.85

*	Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2004.
Used with permission. All rights reserved. crsp.com.
**	Mid-Atlantic Custom Peer Group consists of Mid-Atlantic commercial banks with assets less than $1B.

Source : SNL Financial LC, Charlottesville, VA	(434) 977-1600

© 2004

PROPOSALS

1. ELECTION OF CLASS C DIRECTORS.

Nominees for election are:

•	A. James Durica (director since November 2003)

•	Theodore W. Mowery (director since December 2003)

•	William G. Nelson (director since 1991)

•	Donald E. Sauve (director since 1991)

Cumulative voting rights do not exist with respect to the election of directors. The majority of shares present, in person or by proxy, and entitled to vote at the annual meeting, must vote in the affirmative to elect a director.

The Board of Directors recommends a vote FOR the election of the four nominees listed above as Class C Directors.

2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.

The Audit Committee is currently developing a policy for pre-approval of services provided by the independent auditors. The policy will require the Audit Committee to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services and other services. Under the policy, pre-approval will generally be provided for up to one year and any pre-approval is detailed as to the particular service or category of services. In addition, the Audit Committee may also pre-approve particular services on a case by case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. None of the services related to the Audit related fees, Tax fees, or All other fees described above was approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

The Board of Directors of the corporation believes that Parente Randolph, PC’s knowledge of Mid Penn Bancorp, Inc. and Mid Penn Bank is invaluable. Parente Randolph, PC advised us that none of its members has any financial interest in the corporation or the bank. Parente Randolph, PC served as our independent auditors for the 2003 fiscal year. They assisted us with the preparation of our federal and state tax returns and provided assistance in connection with regulatory matters, charging for such services at its customary hourly billing rates. The corporation’s and the bank’s Board of Directors approved these non-audit services after due consideration of the accountants’ objectivity and after finding them to be wholly independent.

In the event that the shareholders do not ratify the selection of Parente Randolph, PC as independent auditors for the 2004 fiscal year, the Audit Committee may choose another accounting firm to provide independent public accountant/audit services for the 2004 fiscal year.

The majority of shares present, in person or by proxy, and entitled to vote at the annual meeting must vote in the affirmative to ratify Parente Randolph, PC as independent auditors for 2004.

The Board of Directors recommends a vote FOR the ratification of Parente Randolph, PC as independent auditors.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

In order for a shareholder proposal to be considered for inclusion in Mid Penn Bancorp, Inc.’s proxy statement for next year’s annual meeting, the written proposal must be received by the corporation no later than November 29, 2004. All proposals must comply with the Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. If a shareholder proposal is submitted to the corporation after November 29, 2004, it is considered untimely; and, although the proposal may be considered at the annual meeting, the corporation is not obligated to include it in the 2005 proxy statement. Similarly, in compliance with the corporation’s Bylaws, shareholders wishing to nominate a candidate for election to the Board of Directors, must notify the corporation’s Secretary in writing no later than 60 days in advance of the meeting. Shareholders must deliver any proposals or nominations in writing to the Secretary of Mid Penn Bancorp, Inc. at its principal executive office, 349 Union Street, Millersburg, Pennsylvania 17061. See page 5 for more information about nominations to the Board of Directors.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The Board of Directors knows of no matters other than those discussed in this proxy statement or referred to in the accompanying Notice of Annual Meeting of Shareholders that properly may come before the annual meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, the persons named as proxy holders will vote the proxies in what they determine to be the best interest of Mid Penn Bancorp, Inc.

APPENDIX

AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee is appointed by the Board of Directors of Mid Penn Bancorp, Inc., herein referred to as “Bank,” and serves the holding company and all subsidiaries. The primary function of the Audit Committee “Committee” is to assist the Board of Directors in fulfilling its statutory and fiduciary responsibilities with respect to internal controls, accounting policies, and auditing and financial reporting practices. The Audit Committee assists the Board of Directors in its oversight of:

-	The integrity of the Bank’s financial statements
-	Compliance with legal and regulatory requirements
-	The independent public accountant’s qualification and independence, and
-	The performance of the independent public accountants and the Bank’s internal audit function.

COMPOSITION OF THE AUDIT COMMITTEE

The committee will be comprised of three or more directors as determined by the Board of Directors. The members of the Committee will meet the independence and experience requirements as directed by the Sarbanes-Oxley Act and the American Stock Exchange. The members of the Committee will be comprised of directors who are independent of the management of the bank and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as an audit committee member. The members of the Committee will be elected annually at the organizational meeting of the full Board of Directors held in May and will be listed in the annual report to shareholders. The Board will elect one of the members of the Committee as Committee Chairperson. The Committee will meet as often as necessary to fulfill its duties and responsibilities, but not less frequently than four times a year, normally once each quarter.

The Committee shall have at least one member serve as a “financial expert” as required by the Sarbanes-Oxley Act. The Bank is required to disclose in the annual and quarterly reports to the Securities and Exchange Commission (SEC) whether or not the Committee includes at least one member who is a “financial expert” and, if not, must disclose the fact and explain why it does not have an expert serving on the Committee.

INDEPENDENT AUTHORITY OF THE AUDIT COMMITTEE

The Committee is authorized to engage independent counsel and other advisors as the Committee determines necessary to carry out its duties, and the Bank must provide appropriate funding, as the Committee determines necessary, to compensate the independent auditor and its advisors.

AUDIT COMMITTEE’S RELATIONSHIP WITH THE INDEPENDENT PUBLIC ACCOUNTANTS

The Committee has direct responsibility to select and appoint the independent public accountants (auditors). Annually, the Committee will recommend that the Board of Directors request shareholder ratification of the appointment of the independent public accountants.

The Committee shall oversee the external audit coverage, including annual retention of the independent auditors, the scope of the audit services, audit engagement letters, estimated fees, coordination with internal audit, monitoring of audit results and review of independent auditor’s performance and services.

The Committee shall review the results of the independent auditor’s annual audit and interim financial reviews to include: (1) annual financial statements and accompanying footnotes, (2) any significant changes required in the audit plans or scope, (3) any material differences or disputes with management encountered during the course of the audit, (4) any material management letter comments and management’s response to recommendations, (5) other matters required to be discussed by Statement on Auditing Standards No. 61.

The Committee is responsible for overseeing the resolution of any disputes between management and the independent auditors.

i

The Committee shall obtain and review a report from the independent auditors at least annually regarding (a) the independent auditor’s internal quality control procedures, (b) any material issues raised in the most recent internal quality review or peer review and any inquiries by governmental or professional authorities regarding the firm’s independent audits of other clients, (c) any step taken to deal with any such issues, and (d) all relationships between the independent auditor and the Bank, including a review and evaluation of the lead partner and taking into account the opinions of management and the Bank’s internal auditors.

The Committee shall pre-approve the provision by the independent auditor of all audit and non-audit services.

The Committee is required to consider reports from the independent auditor on (1) the Bank’s critical accounting policies and practices, (2) all alternative treatments of financial information permitted within GAAP that have been discussed with management, the ramifications of the use of such treatments and the treatment preferred by the auditor, and (3) all other written communications between the firm and management.

The Committee is directed to resolve disagreements in analyzing any internal controls deficiencies and management or employee fraud identified in the CEO/CFO certifications required by the Sarbanes-Oxley Act.

RESPONSIBILITIES AND DUTIES OF THE AUDIT COMMITTEE

1.	Review and update this Charter, at least annually, or as conditions dictate.

2.	Review the Bank’s financial statements and any reports or other financial information filed with the SEC, including any certification, report, opinion, or review rendered by the independent public accountants.

3.	Review with financial management and the independent public accountants the Form 10-Q prior to its filing. The Chair of the Committee may represent the entire Committee for purposes of this review.

4.	Review and discuss with financial management and the independent auditors the Bank’s annual audited financial statements included in Form 10-K, including disclosures made in the section regarding management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in Bank’s Form 10-K.

5.	Discuss with the independent auditors, internal auditor and management as appropriate any weaknesses or deficiencies that any of the forgoing have identified relating to financial reporting, internal controls or other related matters and their proposals for rectifying such weaknesses or deficiencies.

6.	Inquire as to the independence of the independent public accountants and obtain from the independent public accountants, at least annually, a formal written statement delineating all relationships between the independent public accountants and the Bank as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

7.	After preparation by management and review by internal audit and independent public accountants, approve the financial statements required under SEC rules to be included with the Bank’s annual proxy statement. This charter is to be published as an appendix to the proxy statement at least once every three years.

8.	Responsible for the appointment, compensation and oversight of the work of the independent auditor for the purposes of preparing or issuing any audit report. The independent auditor is required to report directly to the audit committee.

9.	Review the regular internal reports to management prepared by the internal auditing department and management’s response.

ii

10.	Related party transactions must be subject to review and oversight by the Audit Committee, unless such review and oversight is handled by a comparable body of the Board.

PROCEDURES FOR HANDLING ACCOUNTING COMPLAINTS; PROTECTION OF “WHISTLE BLOWERS”

The Committee has established procedures for the receipt, retention and treatment of complaints received by the Bank regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

iii

MID PENN BANCORP, INC.

PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Roberta A. Hoffman, Randall L. Klinger and Allen J. Trawitz and each or any of them, proxies of the undersigned, with full power of substitution to vote all of the shares of Mid Penn Bancorp, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at Mid Penn Bank, 349 Union Street, Millersburg, Pennsylvania 17061, on Tuesday, April 27, 2004 at 10:00 a.m., prevailing time, and at any adjournment or postponement of the meeting as follows:

1.	ELECTION OF 4 CLASS C DIRECTORS TO SERVE FOR A 3-YEAR TERM.

A. James Durica, Theodore W. Mowery, William G. Nelson and Donald E. Sauve

The Board of Directors recommends a vote FOR these nominees.

☐	FOR all nominees listed above (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed above

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME ON THE SPACE PROVIDED BELOW).

2.	RATIFICATION OF THE SELECTION OF PARENTE RANDOLPH, PC, CERTIFIED PUBLIC ACCOUNTANTS, AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote FOR this proposal.

3.	In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

Dated: , 2004
Signature

Signature

Number of Shares Held of Record

on February 20, 2004

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO MID PENN BANCORP, INC. IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.